Alight Announces Agreement to Sell Payroll and Professional Services Business for up to $1.2 Billion

– Accelerates Transformation Toward Simplified and Focused Platform Company for Employee Wellbeing and Benefits –

–
At Closing, Recurring Revenue to Increase From 84% to Over 90% and Margin Profile to Improve by Nearly 300 Basis Points –

– Raises Mid-Term Adjusted EBITDA Margin Guidance to 28% –

– New Commercial Partnership with the Divested Company –

– Expect to Reduce Net Leverage Ratio to Below Three Times –

– Increased Stock Repurchase Program by $200 Million –

– Company to Host Webcast to Discuss Transaction at 10:00 a.m. ET –

Lincolnshire, Ill. – March 20, 2024 – Alight, Inc. (NYSE: ALIT), a leading cloud-based human capital technology and services provider, today announced that it has signed a definitive agreement to sell its Professional Services segment and its Payroll & HCM Outsourcing businesses within the Employer Solutions segment (the “Payroll & Professional Services business”) to an affiliate of H.I.G. Capital for up to $1.2 billion, subject to certain adjustments. This values the Payroll & Professional Services business at a multiple of approximately 10 times its estimated 2023 adjusted EBITDA and 24 times its estimated unlevered free cash flow.

Following the transaction, Alight and the Payroll & Professional Services business will establish a commercial partnership to bolster their collective competitiveness, coupling world-class service capabilities with a compelling value proposition for clients.

The transaction is a pivotal step, accelerating Alight’s evolution into a more simplified and focused employee wellbeing and benefits platform company. The Alight Worklife® platform is optimally positioned to help clients enhance employee engagement and achieve cost savings through advanced solutions. By concentrating resources on strengthening its platform, service capabilities, and go-to-market strategy, Alight will be even better positioned to drive improved cost, experience and productivity outcomes for its clients.

Throughout its transformation, Alight has delivered strong growth while building a robust pipeline and record backlog of revenue under contract. Alight’s focus over the last four years around standardization, automation, and Cloud migration has significantly enhanced the margin profile of the remaining core business. As a result, Alight will achieve nearly 300 basis points of adjusted EBITDA margin expansion upon deal closing. Additionally, the Company is increasing its mid-term adjusted EBITDA margin target to 28%, which would mark a total of 600 basis points of potential margin expansion versus 2023. Alight also expects to accelerate the achievement of other mid-term financial objectives including higher cash generation and a de-levered balance sheet with net leverage ratio expected to be below three times. This will enable continued strategic investment in the business and the return of excess capital to shareholders.

“This strategic transaction results in a more agile Alight and enhances our competitiveness as we strengthen our technology and services value proposition,” said Chief Executive Officer, Stephan Scholl. “Coupling our strategic partnership with the Payroll & Professional Services business alongside our strong benefits business, delivery capabilities, data analytics, and artificial intelligence will ensure prospective and new clients remain on the frontier for wellbeing and benefits solutions. With today’s announcement, we believe the stage is set for Alight to unlock the power of its platform transformation and deliver world-class, innovative solutions that improve client outcomes and enhance shareholder value.”

“We are excited to partner with H.I.G. to establish a standalone global leader in payroll and professional services. By focusing our investments and energy on enhancing our highly differentiated, end-to-end technology and service capabilities, we will be able to add significant incremental value for our clients. With H.I.G.’s support, expertise, and resources, as well as our continued commercial partnership with Alight, we are well-positioned as the partner of choice for global enterprises,” said Luca Saracino, Head of the Payroll and Professional Services business.

“We are thrilled to partner with Luca and the entire Payroll & Professional Services team,” commented Matt Lozow, Managing Director at H.I.G. “As businesses grow increasingly global and face complex technology and compliance requirements, we believe that the Payroll & Professional Services business is uniquely positioned to help clients address the many challenges which this creates. We see a tremendous opportunity for continued growth and look forward to working with the team to build upon their success and leadership position in the market.”

Transaction Details

Pursuant to the terms of the agreement, an affiliate of H.I.G. Capital will acquire Alight’s Payroll & HCM Outsourcing businesses within the Employer Solutions segment which offer North American payroll services, global payroll services, and HCM outsourcing services and Alight’s Professional Services segment, which offers application management and cloud deployment support for Workday, SAP and Oracle.

The sale represents a transaction value of up to $1.2 billion, in the form of $1 billion in cash and up to $200 million in seller notes, of which $150 million is contingent upon the Payroll & Professional Services business’ 2025 financial performance. Alight expects to use the net after-tax cash proceeds to reduce debt, return capital and for general corporate purposes, including reinvestment into growth opportunities.

Pursuant to the terms of the agreement, an affiliate of H.I.G. Capital will acquire the Payroll & Professional Services business for a transaction value of up to $1.2 billion, in the form of $1 billion in cash and up to $200 million in seller notes, of which $150 million is contingent upon the Payroll & Professional Services business 2025 financial performance. Alight expects to use the net after-tax cash proceeds to reduce debt, return capital and for general corporate purposes, including reinvestment into growth opportunities.

The transaction has been approved by Alight’s Board of Directors and is expected to close by mid-year 2024, subject to customary closing conditions, including regulatory approvals. The Company expects to update its full-year 2024 financial guidance after closing.

J.P. Morgan Securities LLC served as financial advisor and Simpson Thacher & Bartlett LLP served as legal counsel to Alight. Guggenheim Securities, LLC served as financial advisor and Kirkland & Ellis LLP served as legal counsel to H.I.G. Capital.

Stock Repurchase Program

Complementing its existing stock repurchase program, the Company’s Board of Directors has authorized the repurchase of up to an additional $200 million of the Company’s Class A common stock, providing a total amount authorized for repurchase of $248 million after giving effect to the increase. Repurchases may be conducted through open market purchases or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, including pursuant to Rule 10b5-1 trading plans. The actual timing and amount of future repurchases are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors. The stock repurchase program does not obligate Alight to acquire any amount of common stock, and the program may be suspended or terminated at any time by Alight at its discretion without prior notice.

Conference Call

Alight will host a webcast to discuss the transaction beginning at 10:00 a.m. (ET) on March 20, 2024 and will post presentation materials regarding the transaction on its website shortly prior to the webcast. Interested parties can access the live webcast and accompanying presentation materials by logging onto the Investor Relations section on the Company's website at http://investor.alight.com, which will also have a replay of the conference call.

About Alight Solutions

Alight is a leading cloud-based human capital technology and services provider that powers confident health, wealth and wellbeing decisions for 36 million people and dependents. Our Alight Worklife® platform combines data and analytics with a simple, seamless user experience. Supported by our global delivery capabilities, Alight Worklife is transforming the employee experience for people around the world. With personalized, data-driven health, wealth, pay and wellbeing insights, Alight brings people the security of better outcomes and peace of mind throughout life’s big moments and most important decisions. Learn how Alight unlocks growth for organizations of all sizes at alight.com.

About H.I.G. Capital

H.I.G. Capital is a leading global alternative investment firm with $60 billion of capital under management.* Based in Miami, and with offices in New York, Boston, Chicago, Dallas, Los Angeles, San Francisco, and Atlanta in the U.S., as well as international affiliate offices in London, Hamburg, Madrid, Milan, Paris, Bogotá, Rio de Janeiro and São Paulo, H.I.G. specializes in providing both debt and equity capital to small and mid-sized companies, utilizing a flexible and operationally focused/ value-added approach:

1.
H.I.G.’s equity funds invest in management buyouts, recapitalizations, and corporate carve-outs of both profitable as well as underperforming manufacturing and service businesses.
2.
H.I.G.’s debt funds invest in senior, unitranche and junior debt financing to companies across the size spectrum, both on a primary (direct origination) basis, as well as in the secondary markets. H.I.G. also manages a publicly traded BDC, WhiteHorse Finance.
3.
H.I.G.’s real estate funds invest in value-added properties, which can benefit from improved asset management practices.
4.
H.I.G. Infrastructure focuses on making value-add and core plus investments in the infrastructure sector.

Since its founding in 1993, H.I.G. has invested in and managed more than 400 companies worldwide. The firm's current portfolio includes more than 100 companies with combined sales in excess of $53 billion. For more information, please refer to the H.I.G. website at www.higcapital.com.

*Based on total capital raised by H.I.G. Capital and affiliates

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the sale of our Payroll and Professional Services business to an affiliate of H.I.G. Capital, including the likelihood of the consummation of the transaction, the expected time period to consummate the transaction, the anticipated benefits of the transaction (including the achievement of our financial objectives), support plans, opportunities, anticipated future performance (including our expected recurring revenue and margin profile) and expected stock buyback programs, and statements regarding our pro forma capital structure. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks related to declines in economic activity in the industries, markets, and regions our clients serve, including as a result of elevated interest rates or changes in monetary and fiscal policies, competition in our industry, risks related to the performance of our information technology systems and networks, risks related to our ability to maintain the security and privacy of confidential and proprietary information, risks related to actions or proposals from activist stockholders, risks related to the ability to meet the contingent payment conditions of the seller note, and risks related to changes in regulation, including developments on the use of artificial intelligence and machine learning. Additional factors that could cause Alight’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of Alight’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on February 29, 2024, as such factors may be updated from time to time in Alight's filings with the SEC, which are, or will be, accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be considered along with other factors noted in this presentation and in Alight’s filings with the SEC. Alight undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures and Financial Statement Presentation

Included in this press release are certain non-GAAP financial measures, such as Adjusted EBITDA Margin and Net Leverage Ratio, as well as Unlevered Free Cash Flow and Adjusted EBITDA for the Payroll & Professional Services business, designed to complement the financial information presented in accordance with U.S. GAAP because management believes such measures are useful to investors. These non-GAAP financial measures should be considered only as supplemental to, and not superior to, financial measures provided in accordance with GAAP.

Disclosures in this press release related to the Company’s past, present and future performance following the completion of the proposed sale of our Payroll & Professional Services business are unaudited, preliminary metrics are often based on internal estimates that may be subject to change. Our objective is to provide some preliminary information to allow investors and others to begin to evaluate our business as it will operate after the completion of the proposed sale.

Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, including our anticipated net leverage ratio and adjusted EBITDA margin following the completion of the pending transaction.

Investors:

Jeremy Cohen

Investor.Relations@alight.com

Media:

Mariana Fischbach

mariana.fischbach@alight.com